Exhibit 99.1
Essential Properties Announces First Quarter 2025 Results
- First Quarter Net Income per Share of $0.29 and AFFO per Share of $0.45 -
- Closed Investments of $307.7 million at a 7.8% Weighted Average Cash Cap Rate -
- Reiterates 2025 AFFO Guidance of $1.85 to $1.89 per Share -
April 23, 2025
PRINCETON, N.J.--(BUSINESS WIRE)--Essential Properties Realty Trust, Inc. (NYSE: EPRT; “Essential Properties” or the “Company”) today announced operating results for the three months ended March 31, 2025.
First Quarter 2025 Financial and Operating Highlights:

Operating Results (compared to First Quarter 2024):
•Investments (48 properties)	$ Invested	$307.7 million
	Weighted Avg Cash Cap Rate	7.8%
•Dispositions (11 properties)	Net Proceeds	$24.3 million
	Weighted Avg Cash Cap Rate	6.9%
•Net Income per Share	Increased by 4%	$0.29
•Funds from Operations (“FFO”) per Share	Increased by 4%	$0.48
•Core Funds from Operations (“Core FFO”) per Share	Increased by 4%	$0.48
•Adjusted Funds from Operations (“AFFO”) per Share	Increased by 7%	$0.45
Equity & Leverage Update:
•Equity Raised (Gross) - Follow-On Offering (March 20, 2025) (1)	$31.00/share	$292.3 million
•Equity Raised (Gross) - ATM Program (1)	$32.43/share	$20.6 million
•Pro Forma Net Debt to Annualized Adjusted EBITDAre (2)	As of Quarter End	3.4x
1.All shares were sold on a forward basis and a total of 13,452,504 shares remain unsettled for estimated net proceeds of $410.4 million.
2.See page 10 for detailed calculation.
Activity Subsequent to First Quarter 2025:

•Investments	$ Invested	$135.0 million
•Dispositions	$ Gross Proceeds	$3.8 million
CEO Comments
Commenting on the first quarter 2025 results, the Company's President and Chief Executive Officer, Pete Mavoides, said, “We've started off the year on a positive note, with strong execution on the investment front and resilient portfolio trends, supported by our capital markets activity. While the macroeconomic backdrop is choppy, our investment pipeline remains healthy, as we continue to support and build upon our existing relationships in our target middle market industries.”

Portfolio Highlights
The Company’s investment portfolio as of March 31, 2025 is summarized as follows:

March 31, 2025
Number of properties	2,138
Weighted average lease term (WALT)	14.0 years
Weighted average rent coverage ratio	3.5x
Number of tenants	423
Number of industries	16
Weighted average occupancy	99.7%
Total square feet of rentable space	22,991,664
Cash ABR - service-oriented or experience-based	93.3%
Cash ABR - properties subject to master lease	66.3%
Portfolio Update
Investments
During the three months ended March 31, 2025, the Company's $307.7 million of investment activity had a weighted average closing date of February 26, 2025. Additional details about the Company’s investment activity during the three months ended March 31, 2025 are summarized as follows:

Quarter Ended March 31, 2025
Investments:
Investment volume	$307.7 million
Number of transactions	21
Property count	48
Weighted average cash / GAAP cap rate	7.8%/9.4%
Weighted average lease escalation	2.2%
% Subject to master lease	71%
% Sale-leaseback transactions	90%
% Existing relationship	86%
% Required financial reporting (tenant/guarantor)	100%
WALT	17.5 years
Dispositions
The Company’s disposition activity during the three months ended March 31, 2025 is summarized as follows:

Quarter Ended March 31, 2025
Dispositions:
Net proceeds	$24.3 million
Number of properties sold	11
Net gain / (loss)	$5.0 million
Weighted average cash cap rate (excluding vacant properties and sales subject to a tenant purchase option )	6.9%

Loan Repayments
Loan repayments to the Company during the three months ended March 31, 2025 are summarized as follows:

Quarter Ended March 31, 2025
Loan Repayments:
Proceeds—Principal	$2.4 million
Number of properties	3
Weighted average interest rate	7.0%
Leverage and Liquidity
The Company's leverage and liquidity as of March 31, 2025 are summarized in the following table.

	March 31, 2025	Pro Forma (1) March 31, 2025
Leverage:
Net debt to Annualized Adjusted EBITDAre	4.3x	3.4x

Liquidity:
Cash and cash equivalents and restricted cash	$47.0 million	$457.4 million
Unused revolving credit facility capacity	$1.0 billion	$1.0 billion
Forward equity sales - unsettled	$410.4 million	—
Total available liquidity	$1.5 billion	$1.5 billion

ATM Program:
October 2024 ATM Program initial availability	$750.0 million
Aggregate gross sales under the October 2024 ATM Program	$99.5 million
Availability remaining under the October 2024 ATM Program	$650.5 million
1.Pro forma adjustments have been made to reflect the 13,452,504 unsettled shares sold on a forward basis through the Company's March 2025 follow-on offering and through its ATM Program as if they had been physically settled for cash on March 31, 2025.
Equity Activity
The Company's equity activity during the three months ended March 31, 2025 is summarized in the following table.

	Primary Offerings		ATM Program		Total
	Shares	Price (Net) (1)	Shares	Price (Net) (1)	Shares	Price (Net) (1)	Net Proceeds (000s)
Forward Shares Unsettled - December 31, 2024	—	$—	13,119,110	$29.18	13,119,110	$29.18	$382,838
Shares Sold - Current Quarter	9,430,000	30.32	635,400	31.99	10,065,400	30.42	306,225
Shares Settled - Current Quarter	—	—	(9,732,006)	28.63	(9,732,006)	28.63	(278,627)
Forward Shares Unsettled - March 31, 2025	9,430,000		4,022,504		13,452,504	$30.51	$410,436
1.All prices are inclusive of forward price adjustments as of March 31, 2025.

Guidance
2025 Guidance
The Company reiterates its previously issued expectation that 2025 AFFO per share on a fully diluted basis will be within a range of $1.85 to $1.89. The guidance range includes an estimate for investment volume of $900 million to $1.1 billion, and Cash G&A expense of $28 million to $31 million.

Note: The Company does not provide guidance for the most comparable GAAP financial measure, net income, or a reconciliation of the forward-looking non-GAAP financial measure of AFFO to net income computed in accordance with GAAP, because it is unable to reasonably predict, without unreasonable efforts, certain items that would be contained in the GAAP measure, including items that are not indicative of the Company's ongoing operations, such as, without limitation, potential impairments of real estate assets, net gain/loss on dispositions of real estate assets, changes in allowance for credit losses and stock-based compensation expense. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance period.
Dividend Information
As previously announced, on March 7, 2025, Essential Properties' board of directors declared a cash dividend of $0.295 per share of common stock for the quarter ended March 31, 2025. The first quarter 2025 dividend represents an annualized dividend of $1.18 per share of common stock. The dividend was paid on April 11, 2025 to stockholders of record as of the close of business on March 31, 2025.
Conference Call Information
In conjunction with the release of Essential Properties’ operating results, the Company will host a conference call on Thursday, April 24, 2025 at 10:00 a.m. EDT to discuss the results. To access the conference, dial 800-274-8461 (International: 203-518-9814) and use the conference ID: EPRT. A live webcast will also be available in listen-only mode by clicking on the webcast link in the Investor Relations section at www.essentialproperties.com.
A telephone replay of the conference call can also be accessed by calling 844-512-2921 (International: 412-317-6671) and entering the access code: 11158704. The telephone replay will be available through May 8, 2025.
A replay of the conference call webcast will be available on our website approximately three hours after the conclusion of the live broadcast. The webcast replay will be available for 90 days. No access code is required for this replay.
Supplemental Materials
The Company’s Investor Presentation and Supplemental Information—First Quarter 2025 is available on Essential Properties’ website at investors.essentialproperties.com.
About Essential Properties Realty Trust, Inc.
Essential Properties Realty Trust, Inc. is an internally managed REIT that acquires, owns and manages primarily single- tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of March 31, 2025, the Company’s portfolio consisted of 2,138 freestanding net lease properties with a weighted average lease term of 14.0 years and a weighted average rent coverage ratio of 3.5x. In addition, as of March 31, 2025, the Company’s portfolio was 99.7% leased to 423 tenants operating 604 different concepts in 16 industries across 49 states.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all.
Additional information concerning factors that could cause actual results to differ materially from these forward-looking statements is contained in the company’s Securities and Exchange Commission (the “Commission”) filings, including, but not limited to, the Company’s most recent Annual Report on Form 10-K. Copies of each filing may be obtained from the Company or the Commission. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release.
The results reported in this press release are preliminary and not final. There can be no assurance that these results will not vary from the final results reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 that it will file with the Commission.

Essential Properties Realty Trust, Inc.
Consolidated Statements of Operations

	Three months ended March 31,
(in thousands, except share and per share data)	2025	2024
	(Unaudited)	(Unaudited)
Revenues:
Rental revenue[1,2]	$121,792	$98,510
Interest on loans and direct financing lease receivables	7,525	4,740
Other revenue	37	251
Total revenues	129,354	103,501

Expenses:
General and administrative	11,543	9,358
Property expenses[2]	2,257	993
Depreciation and amortization	34,993	28,525
Provision for impairment of real estate	5,883	3,752
Change in provision for credit losses	44	2
Total expenses	54,720	42,630
Other operating income:
Gain on dispositions of real estate, net	4,984	1,512
Income from operations	79,618	62,383
Other (expense)/income:
Interest expense	(23,793)	(15,597)
Interest income	614	493
Income before income tax expense	56,439	47,279
Income tax expense	158	156
Net income	56,281	47,123
Net income attributable to non-controlling interests	(173)	(148)
Net income attributable to stockholders	$56,108	$46,975

Basic weighted-average shares outstanding	188,460,600	167,290,702
Basic net income per share	$0.30	$0.28

Diluted weighted-average shares outstanding	190,955,103	168,854,601
Diluted net income per share	$0.29	$0.28
1.Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $207 and $238 for the three months ended March 31, 2025 and 2024, respectively.
2.Includes reimbursable income or reimbursable expenses from the Company’s tenants of $1,529 and $548 for the three months ended March 31, 2025 and 2024, respectively.

Essential Properties Realty Trust, Inc.
Consolidated Balance Sheets

(in thousands, expect share and per share amounts)	March 31, 2025	December 31, 2024
	(Unaudited)	(Audited)
ASSETS
Investments:
Real estate investments, at cost:
Land and improvements	$1,949,333	$1,865,610
Building and improvements	3,796,460	3,536,000
Lease incentives	18,622	17,903
Construction in progress	88,295	153,789
Intangible lease assets	98,190	94,047
Total real estate investments, at cost	5,950,900	5,667,349
Less: accumulated depreciation and amortization	(510,188)	(476,827)
Total real estate investments, net	5,440,712	5,190,522
Loans and direct financing lease receivables, net	354,716	352,066
Real estate investments held for sale, net	3,446	10,018
Net investments	5,798,874	5,552,606
Cash and cash equivalents	47,003	40,713
Restricted cash	—	4,265
Straight-line rent receivable, net	153,985	143,435
Derivative assets	17,744	27,714
Rent receivables, prepaid expenses and other assets, net	39,307	29,949
Total assets	$6,056,913	$5,798,682

LIABILITIES AND EQUITY
Unsecured term loans, net of deferred financing costs	$1,722,094	$1,721,114
Senior unsecured notes, net	396,542	396,403
Revolving credit facility	—	—
Intangible lease liabilities, net	10,399	10,700
Dividend payable	58,655	55,608
Derivative liabilities	20,099	7,585
Accrued liabilities and other payables	25,887	35,145
Total liabilities	2,233,676	2,226,555
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value; 500,000,000 authorized; 197,512,316 and 187,537,592 issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	1,974	1,875
Additional paid-in capital	3,940,268	3,658,219
Distributions in excess of cumulative earnings	(121,862)	(113,302)
Accumulated other comprehensive (loss) income	(5,409)	16,886
Total stockholders' equity	3,814,971	3,563,678
Non-controlling interests	8,266	8,449
Total equity	3,823,237	3,572,127
Total liabilities and equity	$6,056,913	$5,798,682

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

	Three months ended March 31,
(unaudited, in thousands except per share amounts)	2025	2024
Net income	$56,281	$47,123
Depreciation and amortization of real estate	34,950	28,485
Provision for impairment of real estate	5,883	3,752
Gain on dispositions of real estate, net	(4,984)	(1,512)
Funds from Operations	92,130	77,848
Non-core expense (income)	—	—
Core Funds from Operations	92,130	77,848
Adjustments:
Straight-line rental revenue, net	(10,973)	(9,980)
Non-cash interest	1,278	949
Non-cash compensation expense	3,968	2,945
Other amortization expense	252	219
Other non-cash adjustments	272	(7)
Capitalized interest expense	(1,226)	(859)
Adjusted Funds from Operations	$85,701	$71,115

Net income per share[1]:
Basic	$0.30	$0.28
Diluted	$0.29	$0.28
FFO per share[1]:
Basic	$0.49	$0.46
Diluted	$0.48	$0.46
Core FFO per share[1]:
Basic	$0.49	$0.46
Diluted	$0.48	$0.46
AFFO per share[1]:
Basic	$0.45	$0.42
Diluted	$0.45	$0.42
1.Calculations exclude $226 and $116 from the numerator for the three months ended March 31, 2025 and 2024, respectively, related to dividends paid on unvested restricted stock units and LTIP units.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(in thousands)	Three months ended March 31, 2025
Net income	$56,281
Depreciation and amortization	34,993
Interest expense	23,793
Interest income	(614)
Income tax expense	158
EBITDA	114,611
Provision for impairment of real estate	5,883
Gain on dispositions of real estate, net	(4,984)
EBITDAre	115,510
Adjustment for current quarter re-leasing, acquisition and disposition activity[1]	4,267
Adjustment for other non-core or non-recurring activity[2]	2,487
Adjustment to exclude termination/prepayment fees and certain percentage rent[3]	(157)
Adjusted EBITDAre - Current Estimated Run Rate	122,107
General and administrative expense	10,550
Adjusted net operating income ("NOI")	132,657
Straight-line rental revenue, net[1]	(12,836)
Other amortization expense	252
Adjusted Cash NOI	$120,073

Annualized EBITDAre	$462,040
Annualized Adjusted EBITDAre	$488,428
Annualized Adjusted NOI	$530,628
Annualized Adjusted Cash NOI	$480,292
1.Adjustment is made to reflect EBITDAre, NOI and Cash NOI as if all re-leasing activity, investments in and dispositions of real estate and loan repayments completed during the three months ended March 31, 2025 had occurred on January 1, 2025.
2.Adjustment is made to i) exclude non-core adjustments made in computing Core FFO, ii) exclude changes in the Company's provision for credit losses and iii) eliminate the impact of seasonal fluctuation in certain non-cash compensation expense recorded in the period.
3.Adjustment excludes lease termination or loan prepayment fees and contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease, if any.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except share and per share amounts)	March 31, 2025	Rate	Wtd. Avg. Maturity

Unsecured debt:
February 2027 term loan[1]	$430,000	2.4%	1.9 years
January 2028 term loan[1]	400,000	4.6%	2.8 years
February 2029 term loan[1,2]	450,000	5.3%	3.9 years
January 2030 term loan[1,2]	450,000	4.8%	4.8 years
Senior unsecured notes due July 2031	400,000	3.1%	6.3 years
Revolving credit facility[2,3]	—	—%	4.9 years
Total unsecured debt	2,130,000	4.1%	3.9 years
Gross debt	2,130,000
Less: cash & cash equivalents	(47,003)
Less: restricted cash available for future investment	—
Net debt	2,082,997

Equity:
Preferred stock	—
Common stock & OP units (198,066,163 shares @ $32.64/share as of 3/31/25)[4]	6,464,880
Total equity	6,464,880
Total enterprise value ("TEV")	$8,547,877

Pro forma adjustments to Net debt and TEV:[5]
Net debt	$2,082,997
Less: Unsettled forward equity (13,452,504 shares @ $30.51/share as of 3/31/25)	(410,436)
Pro forma net debt	1,672,561
Total equity	6,464,880
Common stock — unsettled forward equity (13,452,504 shares @ $32.64/share as of 3/31/25)	439,090
Pro forma TEV	$8,576,531

Gross Debt / Undepreciated Gross Assets	32.4%
Net Debt / TEV	24.4%
Net Debt / Annualized Adjusted EBITDAre	4.3x

Pro Forma Gross Debt / Undepreciated Gross Assets	30.5%
Pro Forma Net Debt / Pro Forma TEV	19.5%
Pro Forma Net Debt / Annualized Adjusted EBITDAre	3.4x
1.Rates presented for the Company's term loans are fixed at the stated rates after giving effect to its interest rate swaps plus applicable margin and SOFR premium of 95bps.
2.Weighted average maturity calculation is made after giving effect to extension options exercisable at the Company's election.
3.The Company's revolving credit facility provides a maximum aggregate initial original principal amount of up to $1.0 billion and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $1.0 billion. Borrowings bear interest at Term SOFR plus applicable margin of 77.5bps.
4.Common stock & OP units as of March 31, 2025, based on 197,512,316 common shares outstanding and 553,847 OP units held by non-controlling interests.
5.Pro forma adjustments have been made to reflect the unsettled portion of shares sold on a forward basis through the Company's March 2025 follow-on offering and through its ATM Program as if they had been physically settled for cash on March 31, 2025.

Investor/Media:
Essential Properties Realty Trust, Inc.
Robert W. Salisbury, CFA
Senior Vice President, Head of Corporate Finance & Strategy
609-436-0619
investors@essentialproperties.com
Source: Essential Properties Realty Trust, Inc.

Non-GAAP Financial Measures and Certain Definitions
The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following non-GAAP financial measures: FFO, Core FFO, AFFO, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), adjusted EBITDAre, annualized adjusted EBITDAre, net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”). The Company believes these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs.
FFO, Core FFO and AFFO
The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among the Company’s peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions).
The Company computes Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that it believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include certain transaction related gains, losses, income or expenses or other non-core amounts as they occur.
To derive AFFO, the Company modifies its computation of Core FFO to include other adjustments to GAAP net income related to certain items that it believes are not indicative of the Company’s operating performance, including straight-line rental revenue, non-cash interest, non-cash compensation expense, other amortization expense, other non-cash adjustments and capitalized interest expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. The Company believes that AFFO is an additional useful supplemental measure for investors to consider when assessing the Company’s operating performance without the distortions created by non-cash items and certain other revenues and expenses.
FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.
EBITDA and EBITDAre
The Company computes EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. The Company computes EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. The

Company presents EBITDA and EBITDAre as they are measures commonly used in its industry and the Company believes that these measures are useful to investors and analysts because they provide supplemental information concerning its operating performance, exclusive of certain non-cash items and other costs. The Company uses EBITDA and EBITDAre as measures of its operating performance and not as measures of liquidity.
EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, the Company’s computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.
Net Debt
The Company calculates its net debt as its gross debt (defined as total debt plus net deferred financing costs on its secured borrowings) less cash and cash equivalents and restricted cash available for future investment. The Company believes excluding cash and cash equivalents and restricted cash available for future investment from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.
NOI and Cash NOI
The Company computes NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non-cash adjustments. The Company believes NOI and Cash NOI provide useful information because they reflect only those revenue and expense items that are incurred at the property level and present such items on an unlevered basis.
NOI and Cash NOI are not measures of financial performance under GAAP. You should not consider the Company’s NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, the Company’s computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.
Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI
The Company further adjusts EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all investment and disposition activity that took place during the quarter had occurred on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that the Company believes are infrequent and unusual in nature and iii) to eliminate the impact of lease termination or loan prepayment fees and contingent rental revenue from its tenants which is subject to sales thresholds specified in the lease. The Company then annualizes these estimates for the current quarter by multiplying them by four, which it believes provides a meaningful estimate of the Company’s current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. The Company’s actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates.
Cash ABR
Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of the Company’s leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on its mortgage loans receivable as of that date.

Cash Cap Rate
Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property.
GAAP Cap Rate
GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property.
Rent Coverage Ratio
Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date.